Exhibit 21 - Subsidiaries of the Company

Milestone Asset Management Inc.
Milestone Property Management Inc.
Centaur Leasing, Inc.
Minotaur Mortgage Company of Paris, Inc.
Minotaur Mortgage Company of Quincy, Inc.
Minotaur Mortgage Company of Rochester, Inc.
Minotaur Mortgage Company of Savannah, Inc.
Minotaur Mortgage Company of Walpole, Inc.
Minotaur Mortgage Company of Warsaw, Inc.
Minotaur Mortgage Company of Columbus, Inc.
Minotaur Mortgage Company of Danville, Inc.
Minotaur Mortgage Company of Deland, Inc.
Minotaur Mortgage Company of Dubois, Inc.
Minotaur Mortgage Company of Hamilton, Inc.
Minotaur Mortgage Company of Janesville, Inc.
Minotaur Mortgage Company of Montgomery, Inc.
Minotaur Mortgage Company of Natchez, Inc.
Minotaur Mortgage Company of North Canton, Inc.
Minotaur Mortgage Company of Palatka, Inc.
MPI/Pine Oak, Inc.
MPI/Regency Walk, Inc.
MPI/Orange Park, Inc.
MPI/Teeca Plaza, Inc.
MPI/Country Grove Plaza, Inc.
MPI/Mandarin Central, Inc.
MPI/Pine Crest, Inc.
MPI/Lincoln Park Davie, Inc.
MPI/Zanesville, Inc.
MPI/Renaissance L.L.C.
MPI/Miami Edgewater L.L.C.

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COMPANY INFORMATION
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Executive Office

Milestone Properties, Inc.
150 East Palmetto Park Road, 4th Floor
Boca Raton, FL 33432
Telephone: (561) 394-9533
Facsimile: (561) 392-8311

Stockholders Services

Written inquiries and requests for published information regarding the Company are welcomed and should be sent to:

Karen Renza
Director of Stockholder Services
Milestone Properties, Inc.
150 East Palmetto Park Road, 4th Floor
Boca Raton, FL 33432

Telephone inquiries should be made to
(561) 394-9533

Copies of the exhibits to the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999 will be furnished to requesting stockholders upon payment of the Company's expenses in furnishing such exhibits.

Transfer Agent and Registrar

The Bank of New York
101 Barclay Street
New York, NY 10286
(800) 524-4458

Questions and correspondence regarding changes of address, dividend checks, lost or stolen certificates, transfer of certificates, and consolidation of accounts should be directed to the transfer agent.

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MILESTONE PROPERTIES, INC.
150 East Palmetto Park Road
4th Floor
Boca Raton, Florida 33432
(561) 394-9533